Exhibit 32.1

Certification Pursuant to Section 906  of the Sarbanes-Oxley Act of 2002,

18 U.S.C. Section 1350

I, Gunther Than, President and Treasurer of View Systems, Inc. (the “Corporation”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1.          the Quarterly Report on Form 10-Q of the Corporation for the quarter ended March 31, 2009 (the “Report”)

             fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

View Systems, Inc.

Date: May 15, 2009	By:	/s/ Gunther Than
Gunther Than
President and Treasurer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)